Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) January 28, 2025

Fourth Quarter 2024 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced fourth quarter 2024 net earnings of $774 million, or $1.91 per diluted share, compared to $440 million, or $1.03 per diluted share in the fourth quarter 2023.

CEO Commentary
“Synchrony's fourth quarter performance demonstrated the power of our differentiated business model and our ability to execute across our key strategic priorities to deliver strong results for our stakeholders,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“We leveraged our scale, our deep lending expertise and advanced data analytics, and our sophisticated digital capabilities to deliver innovative financing solutions through seamless omnichannel experiences for approximately 70 million customers, and hundreds of thousands of partners, providers and small and mid-sized businesses that we serve.

“Synchrony also continued to invest in our competitive strengths and position our business for sustainable growth at strong risk-adjusted returns over the long-term. During the past year, we grew and deepened more than 45 of our existing partner programs and added more than 45 new partners. We diversified our markets and distribution channels to reach more customers and expanded the utility of our products to drive greater lifetime value. And we continued to enhance our customer experience to deliver easier and more personalized interactions anywhere our customers are looking to make a purchase.

“Looking to the year ahead, Synchrony is operating from a position of strength as we continue to drive greater financing and payment experiences. We are excited about the opportunities we see to deepen our role within the heart of American commerce and are confident in our ability to drive significant long-term value for our many stakeholders.”

2.6%	13.3%	$197M	$104.7B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume decreased 3% to $48.0 billion
•Loan receivables increased 2% to $104.7 billion
•Average active accounts decreased 2% to 70.3 million
•New accounts decreased 19% to 5.0 million
•Net interest margin decreased 9 basis points to 15.01%
•Efficiency ratio decreased 270 basis points to 33.3%
•Return on assets increased 110 basis points to 2.6%
•Return on equity increased 650 basis points to 18.9%
•Return on tangible common equity** increased 830 basis points to 23.0%
•Book value per share increased 22% to $39.55
•Tangible book value per share** increased 23% to $34.07

CFO Commentary
“Synchrony delivered strong fourth quarter financial results, reflecting the inherent resilience that comes from our diversified portfolio of products and spend categories, our balanced approach to underwriting and credit management and our dynamic technology platform. The combination of these strengths enabled our business to swiftly adapt to the evolving landscape,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

“While Synchrony’s credit actions between mid-2023 through early 2024 continued to impact our new account and purchase volume growth during the fourth quarter, our customers continued to seek access to our flexible financing solutions — reflecting the strong appeal of our value propositions and utility of our offerings in a persistently inflationary environment. Importantly, Synchrony’s credit actions also enabled further improvement in the trajectory of our delinquency performance and, as a result, we remain confident in our ability to return to our long-term net charge-off target. In addition, our RSA maintained the alignment of the interests between Synchrony and our partners, and Synchrony drove operating efficiency even as we continued to invest in our business.

“Synchrony’s differentiated model and our high level of execution in the fourth quarter and throughout the past year enabled this performance. Looking forward, we will continue to build on our successful track record as we remain focused on leveraging our competitive advantages to deliver sustainable growth at strong risk-adjusted returns while driving progress toward our long-term financial targets.”

Business Highlights
•Added or renewed nearly 30 programs, including Generac and P.C Richard & Son.
•Extended collaboration with Sam’s Club in January, building on our more than 30-year relationship, dedicated to transforming the shopping and credit experiences and creating value for Sam’s Club members.
•Extended our nearly 25 year partnership with JCPenney, which now includes Synchrony Pay Later, further empowering customers with choice and flexibility in financing larger purchases.

Financial Highlights
•Interest and fees on loans increased 3% to $5.5 billion, driven primarily by growth in average loan receivables and the impact of product, pricing and policy changes (“PPPC”), partially offset by higher reversals and lower late fee incidence.
•Net interest income increased $126 million, or 3%, to $4.6 billion, driven by higher interest and fees on loans.
•Retailer share arrangements increased $41 million, or 5%, to $919 million, reflecting program performance, which includes the impact of our PPPC.
•Provision for credit losses decreased $243 million to $1.6 billion, driven by a reserve release of $100 million vs. a reserve build of $402 million in the prior year, partially offset by higher net charge-offs.
•Other income increased $57 million to $128 million, primarily reflecting the impact of PPPC related fees, partially offset by the impact of the Pets Best disposition.
•Other expense decreased $49 million, or 4%, to $1.3 billion, primarily driven by prior year restructuring costs and other notable expenses as well as lower operational losses in the current year, partially offset by costs related to the Ally Lending acquisition and technology investments.
•Net earnings increased 76% to $774 million, compared to $440 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.70% compared to 4.74% in the prior year, a decrease of 4 basis points and approximately 8 basis points above the average of the fourth quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 6.45% compared to 5.58% in the prior year, an increase of 87 basis points, and 96 basis points above the average of the fourth quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.44%, compared to 10.79% in the third quarter 2024.

Sales Platform Highlights
•Period-end loan receivables growth by platform ranged from flat to up 6%, primarily reflecting payment rate moderation. Growth of interest and fees on loans ranged from flat to up 8%, primarily driven by higher average loan receivables and the impact of our PPPC, partially offset by higher reversals and lower late fee incidence. Average active account growth ranged from down 4% to up 5%, generally reflecting the impact of credit actions as fewer new accounts were added.

•Home & Auto purchase volume decreased 6%, as the impact of the Ally Lending acquisition was more than offset by a combination of lower consumer traffic and the impact of credit actions.

•Digital purchase volume decreased 1%, as stable spend per account was more than offset by fewer active accounts, reflecting the combined impacts of a more selective acquisition strategy and credit actions.

•Diversified & Value purchase volume decreased 2%, as growth in spend per account was more than offset by fewer active accounts and the impact of credit actions.

•Health & Wellness purchase volume decreased 3%, as lower spend in Dental, Cosmetic, and Vision, combined with the impact of credit actions, was partially offset by growth in Pet and Audiology.

•Lifestyle purchase volume decreased 5%, driven by lower average transaction values and lower spend in Specialty, Outdoor and Jewelry as consumers continued to manage discretionary spend, and the impact of credit actions.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $104.7 billion increased 2%; purchase volume decreased 3% and average active accounts decreased 2%.
•Deposits increased $909 million, or 1%, to $82.1 billion and comprised 84% of funding.
•Total liquid assets and undrawn credit facilities were $19.8 billion, or 16.6% of total assets.
•The company returned $197 million in capital to shareholders, including $100 million of share repurchases and $97 million of common stock dividends.
•As of December 31, 2024 the Company had a total remaining share repurchase authorization of $600 million.
•The estimated Common Equity Tier 1 ratio was 13.3% compared to 12.2%, and the estimated Tier 1 Capital ratio was 14.5% compared to 12.9% in the prior year.

* All comparisons are for the fourth quarter of 2024 compared to the fourth quarter of 2023, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial tables.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed February 8, 2024, and the Company’s forthcoming Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, January 28, 2025, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Lisa Lanspery
(203) 585-6291                    (203) 585-6143

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, the product, pricing and policy changes that have been or will be implemented to mitigate the impacts of the final rule or the final rule not becoming effective; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and compliance issues; regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity," and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.